UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2010

PTS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-25485 (Commission File Number)	88-0380544 (IRS Employer Identification No.)
3355 Spring Mountain Road, Suite 66 Las Vegas, Nevada (principal executive offices)	89102 (Zip Code)

(702) 997-3347
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting of Stockholders of PTS, Inc. (the “Company”) held on February 25, 2010, a majority of the Company’s stockholders approved the proposal to increase the authorized number of shares of the Company’s Common Stock from Two Billion Eight Hundred Million (2,800,000,000) to Four Billion Eight Hundred Million (4,800,000,000).

On May 19, 2010 the Company filed a Certificate of Amendment to the Articles of Incorporation with the state of Nevada to increase the authorized Common Stock from Two Billion Eight Hundred Million (2,800,000,000) to Four Billion Eight Hundred Million (4,800,000,000). The foregoing description of the Amendment to the Articles of Incorporation is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.18 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Exhibits.

(d) Exhibits:

Exhibit No.	Document
3.18	Certificate of Amendment to Articles of Incorporation, dated May 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2010	PTS, Inc.

By /s/ Marc Pintar
Marc Pintar Interim Chief Executive Officer